Exhibit 99.1

          Attachment to Form 3 in accordance with instruction 5(b)(v).
                         FORM 3 JOINT FILER INFORMATION


Name and Address:                         Daniel S. Loeb
                                          390 Park Avenue
                                          New York, NY 10022


Date of Event Requiring Statement:        08/16/05
Issuer and Ticker Symbol:                 OneTravel Holdings, Inc. (OTV)
Relationship to Issuer:                   10% Owner
Designated Filer:                         Third Point LLC


TABLE I INFORMATION
Title of Security:                        Common Stock
Amount of Securities Beneficially Owned:  1,700,000 (1)
Ownership Form:                           I
Nature of Indirect Beneficial Ownership:  (1)



Signature:                                /s/ Daniel S. Loeb
                                          ----------------------------
                                          Daniel S. Loeb